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                                                                    EXHIBIT 99.2

                           OSI PHARMACEUTICALS, INC.

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of OSI Pharmaceuticals, Inc. (the "Company") on Form 10-K for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert L. Van Nostrand, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. sec.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                          /s/ ROBERT L.VAN NOSTRAND
                                          --------------------------------------
                                          Robert L. Van Nostrand
                                          Vice President and Chief Financial
                                          Officer

Date: April 29, 2003